Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"KACHING KACHING, INC.", A NEVADA CORPORATION,

WITH AND INTO "DUKE MINING COMPANY, INC." UNDER THE NAME OF "KACHING KACHING, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SECOND DAY OF APRIL, A.D. 2010, AT 6:55 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE DELAWARE

Jeffrey W. Bullock, Secretary of State

3651851 8100M

AUTHENTICATION: 7950748

100415033

DATE: 04-23-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 04/22/2010
FILED 06:55 PM 04/22/2010
SRV 100415033 - 3651851 FILE

CERTIFICATE OF MERGER

OF

KACHING KACHING, INC.

AND

DUKE MINING COMPANY, INC.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) KACHING KACHING, INC., which is incorporated under the laws of the State of Nevada; and

(ii) DUKE MINING COMPANY, INC., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by KACHING KACHING, INC. in accordance with the laws of the State of its incorporation and by DUKE MINING COMPANY, INC. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is DUKE MINING COMPANY, INC., which will continue its existence as said surviving corporation under the name of KACHING KACHING, INC. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of DUKE MINING COMPANY, INC. is to be amended and changed by reason of the merger herein certified by striking out Article FIRST, relating to the name of the Corporation, and by substituting in lieu thereof the following articles:

"FIRST: The name of the corporation (hereinafter called the "Corporation") is KACHING KACHING, INC."

and said Certificate of Incorporation, as so amended and changed, shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 9029 South Pecos, Suite 2800, Henderson, NV 89074.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of KACHING KACHING, INC. consists of 75,000,000 shares of Common Stock, par value $0.001.

Dated: April 22, 2010

KACHING KACHING, INC.

/s/ Robert McNully

By: ____________________

Name and title: Robert McNulty, CEO and Chairman

Dated: April 22, 2010

DUKE MINING COMPANY, INC.

By: ____________________

Name and title: Benjamin Mayer President